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                                                                   EXHIBIT 99.02



                            EXCEL REALTY TRUST, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                    For the Year Ended December 31, 1996 and the Nine Months Ended September 30, 1997
         (Dollars in thousands, except share and per share information)

     The following unaudited Pro Forma Condensed Consolidated Statements of Income has been presented as if the pending acquisitions had occurred on January 1, 1996. The unaudited Pro Forma Condensed Consolidated Statements of Income should be read in conjunction with the consolidated financial statements of the Company filed on Form 10-K and Form 10-Q for the year ended December 31, 1996 and the period ended September 30, 1997 respectively, and the Historical Summary of Operating Revenues and Direct Operating Expenses for Selected Properties to be Acquired by Excel Realty Trust, Inc. included elsewhere herein. In management's opinion, all adjustments necessary to reflect this transaction have been made. The unaudited Pro Forma Condensed Consolidated Statements of Income are not necessarily indicative of what actual results of operations of the Company would have been had these transactions actually occurred as of January 1, 1996, does not include other transactions occurring after the periods presented, nor do they purport to represent the results of operations of the Company for future periods.


                                                        FOR THE YEAR ENDED                      FOR THE NINE MONTHS ENDED
                                                         DECEMBER 31, 1996                          SEPTEMBER 30, 1997
                                             --------------------------------------------------------------------------------------
                                                                (A)
                                                             Pro Forma       Company                      Pro Forma       Company
                                             Historical     Adjustments     Pro Forma     Historical     Adjustments     Pro Forma
                                             -----------------------------------------    -----------------------------------------
Revenue:                                          63,135          3,171         66,306         71,025          4,247         75,272

Direct Operating Expenses                        (10,625)          (579)       (11,204)       (12,389)          (737)       (13,126)
   and General and Administrative Expenses
Depreciation and amortization:                    (7,487)          (582)        (8,069)        (7,921)          (670)        (8,591)

Interest Expense (B):                            (19,450)        (2,507)       (21,957)       (15,712)        (2,888)       (18,600)

Real Estate Sales and Other Expenses              (1,777)             0         (1,777)          (856)             0           (856)

                                             -----------    -----------    -----------    -----------    -----------    -----------

Net Operating Income:                             23,796           (497)        23,299         34,147            (48)        34,099
                                             ===========    ===========    ===========    ===========    ===========    ===========

Net income per share                                1.62                          1.58           1.41                          1.41
                                             ===========                   ===========    ===========                   ===========

Weighted Average Shares Outstanding           14,538,999                    14,538,999     19,959,620                     19,959,620

(A) Pro Forma reflects operations for partial year as construction was completed and operations commenced during the year. See Exhibit 99.01 for additional information.

(B) Pro Forma reflects borrowings of $55,000 from the Company's line of credit at an average interest rate of 7.0%



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                    EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            As of September 30, 1997
                             (Dollars in Thousands)
                                   (Unaudited)


The following unaudited Pro Forma Condensed Consolidated Balance Sheet has been presented as if the property acquisitions by the Company had occurred on September 30, 1997. The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the consolidated financial statements of the Company included in the Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 1997. In management's opinion, all pro forma adjustments have been made that are necessary to reflect these transactions. The unaudited Pro Forma Condensed Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 1997, does not include other transactions occurring after September 30, 1997, nor does it purport to present the future financial position of the Company.



                                                      HISTORICAL       PRO FORMA       COMPANY
ASSETS                                                  COMPANY       ADJUSTMENTS      PROFORMA
                                                      -----------     -----------     -----------
Real estate, net ................................     $   722,177     $    55,000     $   777,177
Other assets ....................................         123,498            --           123,498
                                                      -----------     -----------     -----------
      Total assets ..............................     $   845,675     $    55,000     $   900,675
                                                      ===========     ===========     ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:

     Mortgages and notes payable ................     $   303,419     $    55,000     $   358,419
     Other liabilities ..........................          10,503            --            10,503
                                                      -----------     -----------     -----------
         Total liabilities ......................         313,922          55,000         368,922

Minority interest ...............................          33,047            --            33,047

Stockholders' equity ............................         498,706            --           498,706
                                                      -----------     -----------     -----------

     Total liabilities and stockholders' equity .     $   845,675     $    55,000     $   900,675
                                                      ===========     ===========     ===========



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